UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2014

W. P. CAREY INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-13779	45-4549771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Rockefeller Plaza
New York, NY		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

Press Release Relating to the Launch of an Underwritten Public Offering of Common Stock

On September 22, 2014, W. P. Carey Inc. (the “Company”) issued a press release (the “Launch Press Release”) announcing the launch of an underwritten public offering (the “Offering”) of 4,000,000 shares of the Company’s common stock (the “Common Stock”).  In connection with the Offering, the Company has granted the underwriters a 30-day option to purchase up to an additional 600,000 shares of Common Stock.  The foregoing description is qualified in its entirety by reference to the Launch Press Release, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Press Release Relating to the Pricing of the Common Stock Offered by the Company

On September 24, 2014, the Company issued a press release (the “Pricing Press Release”) announcing the pricing of the shares of the Common Stock offered by the Company in connection with the Offering at a price of $64.00 per share.  The offering is expected to settle on September 30, 2014, subject to customary closing conditions.  The foregoing description is qualified in its entirety by reference to the Pricing Press Release, which is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Launch Press Release dated September 22, 2014, issued by W. P. Carey Inc.
99.2	Pricing Press Release dated September 24, 2014, issued by W. P. Carey Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey Inc.

Date: September 25, 2014	By:	/s/ Catherine D. Rice
Catherine D. Rice
Chief Financial Officer